Exhibit 10.3

[Missing

Mr. Adam Cegielski
President
Konigsberg Corporation
70 East Beaver Creek Rd. Suite 30
Richmond, Ontario
L4B 3B2

By Email: A.Cegielski@KonigsbergCorp.com

January 29, 2007

To Whom It May Concern:

As of todays date the Yoquivo Option Agreement between West Timmins Mining Inc. and Konigsberg Corporation remains in good standing.

To date Konigsberg has funded slightly more than $200,000 U.S. in eligible exploration expenditures on the project. As project operator West Timmins has experienced certain delays in implementing work programs in the field and has hereby granted Konigsberg a 3 month extension (to February 31, 2007) to reach the cumulative exploration expenditure level of $250,000 U.S. contemplated under section 1.1.3.A of the Yoquivo Property Option Agreement.

A detailed exploration expenditure report is currently being prepared and will be provided within the next few days along with an original copy of this letter.

Sincerely;

/s/ Darin Wagner

Darin Wagner
President,
West Timmins Mining Inc.